UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

Endo International plc

(Exact name of registrant as specified in charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-353-1-268-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	ENDP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 2, 2020, Endo International plc, a public limited company incorporated in Ireland (“Endo”), issued a press release announcing the completion of the transactions contemplated pursuant to the previously disclosed Agreement and Plan of Merger, entered into by and among Endo, Beta Acquisition Corp., a Delaware corporation and a wholly-owned indirect subsidiary of Endo (“Merger Sub”), and BioSpecifics Technologies Corp., a Delaware corporation (“BioSpecifics”), dated as of October 19, 2020 (the “Merger Agreement”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, on November 2, 2020, Merger Sub commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”) of BioSpecifics, at a price of $88.50 per Share (the “Offer Price”), net to the holder thereof in cash, subject to reduction for any applicable withholding taxes and without interest (the “Offer”). As of one minute after 11:59 PM, New York time, on December 1, 2020, when the Offer expired, approximately 6,159,975 Shares were validly tendered and not validly withdrawn in accordance with the terms of the Offer, representing approximately 82.8% of the outstanding Shares on a fully diluted basis (not including 365,128 Shares delivered through notices of guaranteed delivery, representing approximately 4.9% of the outstanding Shares on a fully diluted basis). With all conditions to the Offer satisfied, on December 2, 2020, Merger Sub accepted for purchase all of the Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer.

Following consummation of the Offer, on December 2, 2020, Merger Sub merged with and into BioSpecifics (the “Merger”) in accordance with Section 251(h) of the Delaware General Corporation Law without a vote on the adoption of the Merger Agreement by BioSpecifics’ stockholders, with BioSpecifics continuing as the surviving corporation in the Merger and thereby becoming a wholly-owned subsidiary of Endo. The Merger became effective on December 2, 2020, following the filing of the certificate of merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Shares ceased to be traded on the Nasdaq Global Select Market, effective as of market open on December 2, 2020.

The foregoing descriptions of the Offer, the Merger and the Merger Agreement in this Item 8.01 do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit (d)(1) to Endo’s tender offer statement on Schedule TO, filed with the Securities and Exchange Commission on November 2, 2020, and is incorporated herein by reference.

A copy of the press release issued by Endo is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release issued on December 2, 2020, by Endo International plc

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Company Secretary

Date: December 2, 2020